Exhibit 99.1

TERMINATION OF JOINT FILING AND SOLICITATION AGREEMENT

April 23, 2015

Each of the undersigned is a party to that certain Joint Filing and Solicitation Agreement, dated February 26, 2015 (the “Group Agreement”).  Each of the undersigned hereby agrees that the Group Agreement is terminated effective immediately.

[Signature page follows]

Signature Page to Termination of Joint Filing and Solicitation Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

Castle Union Partners, L.P.

By:	Castle Union LLC General Partner

By:	/s/ Toan Tran
	Name:	Toan Tran
	Title:	Managing Member

Castle Union Partners II, L.P.

By:	Castle Union LLC General Partner

By:	/s/ Toan Tran
	Name:	Toan Tran
	Title:	Managing Member

Castle Union LLC

By:	/s/ Toan Tran
	Name:	Toan Tran
	Title:	Managing Member

/s/ Toan Tran
TOAN TRAN Individually and as attorney-in-fact for Barry Erdos, Melvin L. Keating, Said Ouissal and Sebastiano Tevarotto

/s/ Stephen White
STEPHEN WHITE